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                                                                     EXHIBIT 1.3

                                                                       EXHIBIT B

     A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. YOUR EXECUTION HEREOF WELL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE.


                          MEDICAL SCIENCE SYSTEMS, INC.

                           SELECTED DEALERS AGREEMENT


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Dear Sirs:


     1. Nutmeg Securities, Ltd., named as the Underwriter ("Underwriter") in the enclosed preliminary Prospectus, proposes to offer on a firm commitment basis, subject to the terms and conditions and execution of the Underwriting Agreement,
2,500,000 Shares of Common Stock at $      per share ("Securities") of the above
Company. The Securities are more particularly described in the enclosed preliminary Prospectus, additional copies of which will be supplied in reasonable quantities upon request. Copies of the definitive Prospectus will be supplied after the effective date of the Registration Statement.



     2. The Underwriter is soliciting offers to buy, upon the terms and conditions hereof, a part of the Securities from Selected Dealers, including you who are to act as principal and who are (i) registered with the Securities and Exchange Commission ("Commission") as broker-dealers under the Securities Exchange Act of 1934, as amended ("1934 Act"), and members in good standing with the National Association of Securities Dealers, Inc. ("NASD"), or (ii) dealers or institutions with their principal place of business located outside the United States, its territories and possessions who are not eligible for membership in the NASD and who agree to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's Interpretation with Respect to Free Riding and Withholding and with Sections 2730, 2740, 2420, to the extent applicable to foreign nonmember brokers or dealers, and Section 2750 of the NASD's Rules of Fair Practice. The Securities are to be offered at a
public price of $      per share of Common Stock. Selected Dealers will be
allowed a concession of not less than $      per share, except as provided
below. You will be notified of the precise amount of such concession prior to the effective date of the Registration Statement. You may reallow not in excess
of $      per share to dealers who meet the requirements set forth in this
Section 2. This offer is solicited subject to the issuance and delivery of the Securities and their acceptance by the Underwriter, to the approval of legal matters by counsel and to the terms and conditions as herein set forth.


     3. Your offer to purchase may be revoked in whole or in part without obligation or commitment of any kind by you and any time prior to acceptance and no offer may be accepted by us and no sale can be made until after the registration statement covering the Securities has become effective with the Commission. Subject to the foregoing, upon execution by you of the Offer to Purchase below and the return of same to us, you shall be deemed to have offered to purchase the number of Securities set forth in your offer on the basis set forth in paragraph 2 above.


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Any oral notice by us of acceptance of your offer shall be immediately followed by written or telegraphic confirmation preceded or accompanied by a copy of the Prospectus. If a contractual commitment arises hereunder, all the terms of this Selected Dealers Agreement shall be applicable. We may also make available to you an allotment to purchase Securities, but such allotment shall be subject to modification or termination upon notice from us any time prior to an exchange of confirmations reflecting completed transactions. All references hereafter in this Agreement to the purchase and sale of Securities assume and are applicable only if contractual commitments to purchase are completed in accordance with the foregoing.

     4. You agree that in reoffering said Securities, if your offer is accepted after the effective date, you will make a bona fide public distribution of same. You will advise us upon request of Securities purchased by you remaining unsold and we shall have the right to repurchase such Securities upon demand at the public offering price without paying the concession with respect to any Securities so repurchased. Any of the Securities purchased by you pursuant to this Agreement are to be subject to the terms hereof. Securities shall not be offered or sold by you below the public offering price before the termination of this Agreement.

     5. Payment for Securities which you purchase hereunder shall be made by you on or before three (3) business days after the date of each confirmation by certified or bank cashier's check payable to the Underwriter. Certificates for the Securities shall be delivered as soon as practicable after delivery instructions are received by the Underwriter.

     6. A registration statement covering the offering has been filed with the Securities and Exchange Commission in respect to the Securities. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling Securities pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Securities. Nothing contained herein shall render the Selected Dealers a member of the Underwriting Group or partners with the Underwriter or with one another.

     7. You will be informed by us as to the states in which we have been advised by counsel the Securities have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Securities in any state. You agree not to sell Securities in any other state or jurisdiction and to not sell Securities in any state or jurisdiction unless you are qualified or licensed to sell securities in such state or jurisdiction.

     8. The Underwriter shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933 and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

     9. Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate when the offering is completed. Nothing herein contained shall be deemed a commitment on our part to sell you any Securities; such contractual commitment can only be made in accordance with the provisions of paragraph 3 hereof.


     10. You represent that you are a member in good standing of the NASD and registered as a broker-dealer with the Commission, or that you are a foreign broker-dealer not eligible for membership under Section 1 of the Bylaws of the NASD who agrees to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with Respect to Free Riding and Withholding and with Sections 2730, 2740, 2420 to the extent applicable to foreign nonmember brokers and dealers, and Section 2750 of the NASD's Rules of Fair Practice. Your attention is called to and you agree to comply with the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD including Section 24 and the



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interpretation with respect to "Free-Riding and Withholding;" (b) Section 10(b)
of the 1934 Act and Regulation M and Rule 10b-10 of the general rules and regulations promulgated under the 1934 Act; and (c) Rule 15c2-8 of the general rules and regulations promulgated under the 1934 Act requiring the distribution of a preliminary Prospectus to all persons reasonably expected to be purchasers of the Securities from you at least 48 hours prior to the time you expect to mail confirmations. You, as a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited laws and rules and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Securities.

     11. In addition to compliance with the provisions of paragraph 10 hereof, you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Securities in the open market or otherwise make a market in the Securities or otherwise attempt to induce others to purchase the Securities in the open market. Nothing contained in this paragraph 11 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

     12. You understand that the Underwriter may in connection with the offering engage in stabilizing transactions. If the Underwriter contracts for or purchases in the open market in connection with such stabilization any Securities sold to you hereunder and not effectively placed by you, the Underwriter may charge you the Selected Dealer's concession originally allowed you on the Securities so purchased and you agree to pay such amount to us on demand.

     13. By submitting an Offer to Purchase you confirm that you may, in accordance with Rule 15c3-1 adopted under the 1934 Act, agree to purchase the number of Securities you may become obligated to purchase under the provisions of this Agreement.

     14. All communications from you should be directed to us at 495 Post Road East, Westport, CT 06880 Attn: Daniel T. Guilfoile, Director Investment Banking Division (203-226-1857) and fax (203-226-5343). All communications from us to you shall be directed to the address to which this letter is mailed.

Very truly yours,


Nutmeg Securities, Ltd.



By:
    --------------------------------
         (Authorized Officer)




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                                OFFER TO PURCHASE

     The undersigned does hereby offer to purchase (subject to the right to revoke as set forth in paragraph 3) ___________________* Securities in accordance with the terms and conditions set forth above. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to such Securities. We further state that in purchasing such Securities we have relied upon such Prospectus and upon no other statement whatsoever, written or oral.


------------------------------------


By:
    ---------------------------------
           (Authorized Officer)


---------------
* If a number appears here which does not correspond with what you wish to offer to purchase, you may change the number by crossing out the number, inserting a different number and initializing the change.


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